EXHIBIT 99.2
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
INTERNATIONAL CONSOLIDATED COMPANIES, INC.
On February 13, 2009 we completed the acquisition of Tele-Response Center, Inc. and Telestar Marketing, Inc. headquartered in Philadelphia, PA. The Acquisition will be accounted for under the purchase method of accounting. Accordingly, Tele-Response Center, Inc. and Telestar Marketing, Inc will be treated as the continuing entities for accounting purposes and the historical financial statements presented will be those of Tele-Response Center, Inc. and Telestar Marketing, Inc.
The accompanying unaudited pro forma condensed consolidated balance sheets as of December 31, 2008 have been presented as if the acquisition had occurred on December 31, 2008. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2008 have been presented as if the acquisition had occurred January 1, 2008.
The unaudited pro forma condensed consolidated financial statements do not necessarily represent the actual results that would have been achieved had the companies been consolidated at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.

INTERNATIONAL CONSOLIDATED COMPANIES, INC.
UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2008

		TELE-RESPONSE
		CENTER, INC.
		D/B/A/121 DIRECT
	INTERNATIONAL	RESPONSE AND
	CONSOLIDATED	TELESTAR
	COMPANIES, INC.	MARKETING, INC.	ADJUSTMENTS	PROFORMA
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$122	$38,863	$—	$38,985
Accounts receivable, net	—	278,733	—	278,733
Due from factor	—	331,493	—	331,493
Other receivable-abatement of penalties and interest	—	151,658	—	151,658
Due from stockholder	—	657,029	—	657,029

	122	1,457,776	—	1,457,898

PROPERTY AND EQUIPMENT — net	—	1,088,925	—	1,088,925

OTHER ASSETS
Security deposits	—	28,352	—	28,352
Intangible assets, net	—	14,959	—	14,959
Purchase acquisition	—	—	1,731,904	1,731,904

	—	43,311	1,731,904	1,775,215

TOTAL ASSETS	$122	$2,590,012	$1,731,904	$4,322,038

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Current portion of long-term debt	$—	$797,032	$(205,892)	$591,140
Current portion of leases payable	—	269,895	—	269,895
Current portion of related party debt	—	101,385	—	101,385
Accounts payable and accrued expenses	127,511	1,674,717	—	1,802,228
Advances from factor	—	132,682	—	132,682

TOTAL CURRENT LIABILITIES	127,511	2,975,711	(205,892)	2,897,330

LONG TERM LIABILITIES
Liability for Stock Issued	—	—	—	—
Long-term debt, net of current portion	—	768,403	(594,451)	173,952
Leases payable, net of current portion	—	201,960	—	201,960
Long term portion of related party debt	—	26,185	—	26,185

TOTAL LONG TERM LIABILITIES	—	996,548	(594,451)	402,097

TOTAL LIABILITIES	127,511	3,972,259	(800,343)	3,299,427

STOCKHOLDERS’ DEFICIT
Preferred stock, no par value, 100,000,000 shares authorized and 1,000,000 issued and outstanding at December 31, 2008 and none at December 31, 2007	50,000	—	—	50,000

Preferred stock, Series B no par value, 100,000,000 shares authorized and 2,500 issued and outstanding at December 31, 2008 and none at December 31, 2007	—	—	1,150,000	1,150,000
Common stock, no par value, 500,000,000 shares authorized at December 31, 2008 and December 31, 2007; 38,253,526 and 12,566,549 shares issued and outstanding at December 31, 2008 and December 31, 2007	7,606,229	—	—	7,606,229
Common stock, no par value, 1,100 shares authorized and 1,100 shares issued and outstanding at December 31, 2008 and 2007	—	1,100	(1,100)	—
Additional paid-in capital	59,698	2,951,365	(2,951,365)	59,698
Accumulated deficit	(7,843,316)	(4,334,712)	4,334,712	(7,843,316)

TOTAL STOCKHOLDERS’ DEFICIT	(127,389)	(1,382,247)	2,532,247	1,022,611

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$122	$2,590,012	$1,731,904	$4,322,038

INTERNATIONAL CONSOLIDATED COMPANIES, INC.
UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2008

		TELE-RESPONSE
		CENTER, INC.
		D/B/A/ 121 DIRECT
	INTERNATIONAL	RESPONSE AND
	CONSOLIDATED	TELESTAR
	COMPANIES, INC.	MARKETING, INC.	ADJUSTMENTS	PROFORMA

REVENUE	$—	$12,402,773	$—	$12,402,773

				—
COSTS OF GOODS SOLD	—	5,252,955	—	5,252,955

GROSS PROFIT	—	7,149,818	—	7,149,818

OPERATING EXPENSES
Preferred stock issued for compensation	50,000	—	—	50,000
Common stock issued for services	3,386,229	—	—	3,386,229
Common stock issued for compensation	1,438,850	—	—	1,438,850
Professional fees and consulting	444,189	—	—	444,189
General and administrative expenses	446,499	7,256,589	—	7,703,088
Bad debt expense — net	875	—	—	875
Depreciation and amortization	40,059	329,374	—	369,433

	5,806,701	7,585,963	—	13,392,664

INCOME (LOSS) BEFORE OTHER INCOME (EXPENSE)	(5,806,701)	(436,145)	—	(6,242,846)

OTHER INCOME (EXPENSE)
Other income	—	157,501	—	157,501
Interest expense	(3,795)	(133,003)	—	(136,798)
Loss on disposal of assets	—	(167,748)	—	(167,748)

	(3,795)	(143,250)	—	(147,045)

NET INCOME (LOSS)	$(5,810,496)	$(579,395)	$—	$(6,389,891)